Exhibit 99.1

inContact Reports Second Quarter 2010 Financial Results

Salt Lake City – August 5, 2010 – inContact, Inc. (NASDAQ: SAAS), the market leader in cloud-based call center software and agent optimization tools, today reported financial results for the second quarter ended June 30, 2010.

SECOND QUARTER FINANCIAL RESULTS

Revenue

Software segment revenue totaled $8.3 million for the three months ended June 30, 2010, an increase of 19% from $7.0 million in the same period in 2009. Software segment revenue includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees.

Consolidated revenue for the quarter ended June 30, 2010 was $20.4 million, versus $21.4 million for the same period in 2009. This reflects an increase of $1.3 million in Software segment revenue which was offset by a decrease of $2.3 million in Telecom segment revenue due to anticipated attrition.

Customer Expansion

inContact signed a record number of new customer contracts in the quarter. 37 contracts came from new customers and 9 came from up sells to the existing base, for a quarterly total of 46 new contracts. Highlights of these new customers included Capgemeni, one of the largest outsourcers in the world, as well as a leading US pharmacy that signed the largest guaranteed contract in the company’s history, with committed billings of more than $2 million over a three year period.

Gross Profit and Gross Margin

Consolidated gross profit increased $423,000 in the second quarter compared to the same period in 2009. Software segment gross profit increased $753,000 in the quarter compared to the same period in 2009, which was offset by a decrease of $330,000 for the Telecom segment gross profit compared to the same period in 2009. Consolidated gross margin percentage increased to 43% in the second quarter compared to 39% for the same period in 2009.

Adjusted Net Income and EBITDAS

Adjusted net income for the second quarter was $435,000 versus a loss of $335,000 during the same period in 2009. The difference between adjusted net income and GAAP Net Loss is amortization of intangible assets and stock-based compensation. Earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) for the second quarter was $1.7 million versus $800,000 during the same period in 2009. Our ability to effectively leverage operating costs enabled us to realize a $871,000 improvement in EBITDAS primarily due to the gross profit increase of $423,000 and decrease in operating expenses of $75,000. The leverage in costs of software revenue and operating expenses, which created the significant increase in EBITDAS, illustrates the power of our business model. EBITDAS is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the second quarter was $63,000, or $0.00 per share, as compared to a net loss of $1.0 million or $0.03 per share for the same period in 2009. During the quarter, we recorded $1.3 million of depreciation and amortization and $358,000 of stock-based compensation. The results for the quarter were benefitted by a gain of $152,000 for the change in fair value of our warrant liability.

“I am pleased to report that we had the strongest quarter in the company’s history in terms of new customer contracts. We believe that these 46 new contracts, 37 of which came from new customers and 9 from up sells, represent the largest revenue potential we have seen to date, which will be reflected over the next few quarters as we get these new customers turned up. In addition, our recent efforts to increase marketing and awareness are yielding strong results and we have generated more than 40% growth in the number of qualified opportunities that have entered our sales pipeline. As we progress through the second half of this year, we anticipate this improved lead flow volume will translate into additional quarterly new customer wins and expansions followed by increasing revenues, “said Paul Jarman, inContact CEO.

“During the second quarter, we continued to make steady progress on a number of our strategic initiatives that are designed to drive and accelerate growth, and ensure our continued leadership position in the cloud based contact center market place. We have continued to innovate and enhance our platform and recently announced several significant technology enhancements, including follow-the-sun international coverage, a powerful new dialer solution and a partnership with Verint Systems Inc., a $700 million leader in workforce optimization, to power our new inContact WFM offering.”

“Software revenue growth from existing customers during the second quarter was seasonally weak, consistent with the past 2 years. Existing customer software revenue was also impacted in Q2 by a reduction in usage from two large customers, one that was acquired earlier in the year and another that is changing business strategy. While rare, these types of acquisitions or strategy shifts will occur from time to time but they in no way reflect the quality of our offering.”

Jarman concluded, “Recently, a number of leading industry analyst firms, including Ovum and Ventana, ranked inContact the highest of the cloud based contact center providers and recommended us as a shortlist candidate for new installations, as well as replacement deals for both on-premise and hosted services. This provides continued validation of our ability to execute and capture the significant market opportunity we have in the coming quarters. The near and longer term outlook for our business has never been stronger. We therefore remain very positive about inContact’s growth prospects and positive trends going forward.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our second quarter 2010 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-in Number: 1-800-895-0198

International: +1-785-424-1053

Conference ID#: 7INCONTACT

An audio file of the call will be available after August 9, 2010 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until August 12, 2010.

Toll-free replay number: 1-877-870-5176

International replay number: +1-858-384-5517

(No replay pass code required)

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$10,180	$10,852
Restricted cash	80	80
Auction rate preferred securities	—	125
Accounts and other receivables, net of allowance for doubtful accounts of $1,161 and $1,371, respectively	9,151	9,165
Other current assets	1,829	1,584

Total current assets	21,240	21,806

Restricted cash	166	166
Property and equipment, net	10,916	10,378
Intangible assets, net	2,215	2,501
Goodwill	3,860	3,577
Other assets	387	501

Total assets	$38,784	$38,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	6,575	6,120
Accrued liabilities	2,177	2,773
Accrued commissions	1,023	1,136
Current portion of deferred revenue	870	1,085
Current portion of long-term debt and capital lease obligations	1,610	1,844

Total current liabilities	12,255	12,958

Long-term debt and capital lease obligations	6,905	8,476
Deferred rent	330	369
Deferred revenue	40	134
Warrant liability	160	496

Total liabilities	19,690	22,433

Total stockholders’ equity	19,094	16,496

Total liabilities and stockholders’ equity	$38,784	$38,929

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - (Unaudited)

(in thousands except per share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Net revenue:
Software	$8,327	$7,005	$16,657	$13,832
Telecom	12,117	14,422	24,908	28,598

Total net revenue	20,444	21,427	41,565	42,430

Costs of revenue:
Software	2,954	2,385	5,677	4,556
Telecom	8,769	10,744	17,885	21,380

Total costs of revenue	11,723	13,129	23,562	25,936

Gross profit	8,721	8,298	18,003	16,494

Operating expenses:
Selling and marketing	4,617	4,137	8,753	8,525
Research and development	1,275	1,087	2,403	2,149
General and administrative	2,980	3,723	5,599	7,736

Total operating expenses	8,872	8,947	16,755	18,410

Income (loss) from operations	(151)	(649)	1,248	(1,916)
Other income (expense):
Interest income	1	1	1	1
Interest expense	(48)	(196)	(116)	(383)
Other expense	(3)	—	(3)	—
Change in fair value of warrants	152	(140)	336	(376)

Total other income (expense)	102	(335)	218	(758)

Income (loss) before income taxes	(49)	(984)	1,466	(2,674)
Income tax expense	14	14	27	27

Net income (loss)	$(63)	$(998)	$1,439	$(2,701)

Net loss per common share:
Basic	$(0.00)	$(0.03)	$0.04	$(0.09)
Diluted	$(0.00)	$(0.03)	$0.04	$(0.09)

Weighted average common shares outstanding:
Basic	34,960	31,163	34,892	31,117
Diluted	34,960	31,163	35,949	31,117

Segment Reporting

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications plus the associated professional services and setup fees related to the software services product features. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect”. Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the three and six-months ended June 30, 2010 and 2009 were as follows (in thousands):

	Three months ended June 30, 2010			Three months ended June 30, 2009
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$8,327	$12,117	$20,444	$7,005	$14,422	$21,427
Costs of revenue	2,954	8,769	11,723	2,385	10,744	13,129

Gross profit	5,373	3,348	8,721	4,620	3,678	8,298

Gross margin	65%	28%	43%	66%	26%	39%

Operating expenses:
Direct selling and marketing	3,591	784	4,375	2,568	1,370	3,938
Direct research and development	1,117	—	1,117	942	—	942
Indirect	2,543	837	3,380	2,568	1,499	4,067

Income (loss) from operations	$(1,878)	$1,727	$(151)	$(1,458)	$809	$(649)

	Six months ended June 30, 2010			Six months ended June 30, 2009
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$16,657	$24,908	$41,565	$13,832	$28,598	$42,430
Costs of revenue	5,677	17,885	23,562	4,556	21,380	25,936

Gross profit	10,980	7,023	18,003	9,276	7,218	16,494

Gross margin	66%	28%	43%	67%	25%	39%

Operating expenses:
Direct selling and marketing	6,527	1,749	8,276	5,230	2,874	8,104
Direct research and development	2,083	—	2,083	1,872	—	1,872
Indirect	4,727	1,669	6,396	5,305	3,129	8,434

Income (loss) from operations	$(2,357)	$3,605	$1,248	$(3,131)	$1,215	$(1,916)

Reconciliation of Non-GAAP Measures:

Adjusted Net Income, which is calculated as Net loss less amortization of intangible assets and stock-based compensation, and “EBITDAS,” which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, are not measures of financial performance under generally accepted accounting principles (GAAP). Adjusted Net Income and EBITDAS are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor do they serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider Adjusted Net Income and EBITDAS in isolation or as substitutes for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted Net Income to Net loss applicable to common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30,
	2010	2009
Net loss	$(63)	$(998)

Amortization of intangible assets	140	241
Stock-based compensation	358	422

Adjusted net income	$435	$(335)

Reconciliation of EBITDAS to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended June 30,
	2010	2009
Net loss	$(63)	$(998)

Depreciation and amortization	1,319	1,171
Stock-based compensation	358	422
Interest expense, net	47	195
Income tax expense	14	14

EBITDAS	$1,675	$804

About inContact

inContact (NASDAQ: SAAS) helps contact centers around the globe create profitable customer experiences through its powerful portfolio of cloud-based contact center software solutions. The company’s services and solutions enable contact centers to operate more efficiently, optimize the cost and quality of every customer interaction, create new pathways to profit and ensure ongoing customer-centric business improvement and growth. To learn more, visit www.inContact.com.

inContact Contact: Heather Hurst Communications Director 801-320-3591 heather.hurst@inContact.com	Investor Contact: Neal Feagans Feagans Consulting, Inc. 303-449-1184

inContact® is the registered trademark of inContact, Inc.